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                                                                    Exhibit 10.6


                               BEST BUY CO., INC.

                           FIRST AMENDED AND RESTATED
                                      1997
                   DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN



A. PURPOSE.

         The purpose of this Directors' Non-Qualified Stock Option Plan ("Plan") is to further the growth and general prosperity of Best Buy Co., Inc. (the "Company"), and its directly and indirectly wholly-owned subsidiaries (collectively, the "Companies") by enabling current directors of the Company, who have been or are serving on the Company's Board of Directors (the "Board") and upon whose judgment, initiative and effort the Companies were or are largely dependent for the successful conduct of their business, to acquire shares of the common stock of the Company under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal involvement in the Companies. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

B. ADMINISTRATION.

         This Plan shall be administered by the Compensation and Human Resources Committee (the "Committee") of the Board. Subject to such orders and resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board, the Committee shall have full power and authority to interpret the Plan.

         All decisions and determinations made by the Committee pursuant to the provisions of the Plan and applicable orders and resolutions of the Board shall be final. Each option granted shall be evidenced by a written agreement containing such terms and conditions as may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board with respect thereto.

C. ELIGIBILITY, PARTICIPATION AND GRANTS.

         Options shall be granted under the Plan to current members of the Board. The Committee shall grant to each director options to purchase shares in such amounts as the Committee shall from time to time determine.

D. SHARES SUBJECT TO THE PLAN.

         Subject to adjustment as provided below, an aggregate of 700,000 shares of $0.10 par value common stock of the Company shall be subject to this Plan from authorized but unissued shares of the Company. Such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock. If, prior to the termination of the Plan, shares issued

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pursuant hereto shall have been repurchased by the Company pursuant to this
Plan, such repurchased shares shall again become available for issuance under the Plan.

         Any shares which, after the effective date of this Plan, shall become subject to valid outstanding options under this Plan may, to the extent of the release of any such shares from option by termination or expiration of option(s) without valid exercise, be made the subject of additional options under this Plan.


E.       NO ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         Except as expressly provided herein, in the event of a merger, consolidation, reorganization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the common stock of the Company, there shall be no change in the number of shares subject to options to be granted thereafter pursuant to the Plan; provided, however, that in such event, an appropriate adjustment may be made in the number and kind of shares subject to and the exercise prices of outstanding options granted under the Plan as determined by the Committee.

F. TERMS AND CONDITIONS OF OPTIONS.

         The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe any terms and conditions in respect of the granting or exercise of any option under this Plan and, in particular, shall prescribe the following terms and conditions:

     (1) Each option shall state the number of shares to which it pertains.

     (2) The price at which shares shall be sold to participants hereunder (the "Exercise Price") shall be the Fair Market Value of the Company's common stock on the date of grant. Payment of the Exercise Price shall be made (a) if payment is made by check payable to the Company, at the time the shares are sold hereunder, or (b) if payment is made pursuant to an irrevocable election to surrender outstanding shares of common stock of the Company which have a Fair Market Value on the date of surrender equal to the Exercise Price of the shares as to which the option is being exercised, no later than the settlement date for the shares sold in the market to cover the Exercise Price, or (c) by a combination thereof, UNLESS an option is exercised in connection with a deferral election pursuant to the Deferred Compensation Plan, defined below, in which case payment of the Exercise Price shall be made as provided in Section M herein.

     (3) An option shall be exercisable in whole or in part (but not as to less than twenty-five percent of the original aggregate amount of shares of common stock made subject to the option UNLESS the optionee is precluded, pursuant to the Deferred Compensation Plan, defined below, from exercising the minimum portion of the option because the optionee is unable to deliver enough shares of common stock to cover the full Exercise Price therefor, in which case the optionee may exercise the option as to less than

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     twenty-five percent of the original aggregate amount of shares of common stock made subject to the option) with respect to the shares included therein until the earlier of (a) the close of business on the tenth day prior to the proposed effective date of any merger or consolidation of the Company with any other corporation or entity as a result of which the holders of the common stock of the Company will own less than a majority voting control of the surviving corporation; any sale of substantially all of the assets of the Companies or any sale of common stock of the Company to a person not a shareholder on the date of issuance of the option who thereby acquires majority voting control of the Company, subject to any such transaction actually being consummated, or (b) the close of business on the date ten (10) years after the date the option was granted. The Company shall give written notice to the optionee not less than 30 days prior to the proposed effective date of any of the transactions described in (a) above.

     (4) An option shall be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Until the stock certificates are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned shares, notwithstanding the exercise of the option.

G. OPTIONS NOT TRANSFERABLE.

         Options under the Plan may not be sold, pledged, assigned or transferred in any manner, whether by operation of law or otherwise, except by will, the laws of descent or a qualified domestic relations order.

H. AMENDMENT OR TERMINATION OF THE PLAN.

         The Board may amend this Plan from time to time as it may deem advisable and may at any time terminate the Plan, provided that any such termination of the Plan shall not adversely affect options already granted and such options shall remain in full force and effect as if the Plan had not been terminated.

I. AGREEMENT AND REPRESENTATIONS OF PARTICIPANTS.

         As a condition precedent to the exercise of any option or portion thereof, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

         In the event legal counsel to the Company renders an opinion to the Company that shares for options exercised pursuant to this Plan cannot be issued to the optionee because such action would violate any applicable federal or state securities laws, then in that event the optionee

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agrees that the Company shall not be required to issue said shares to the optionee and shall have no liability to the optionee other than the return to optionee of amounts tendered to the Company upon exercise of the option.

J. EFFECTIVE DATE AND TERMINATION OF THE PLAN.

         The Plan shall become effective as of April 18, 1997 if approved thereafter by the Company's shareholders. The Plan shall terminate on the earliest of:


     (1) The date when all the shares available under the Plan shall have been acquired through the exercise of options granted under the Plan; or

     (2) Ten (10) years after the date of approval of the Plan by the Company's shareholders; or

     (3) Such other earlier date as the Board may determine.


K. FAIR MARKET VALUE.

         "Fair Market Value" shall mean the last reported sale price of the Company's common stock on the date of grant, as quoted on by the New York Stock Exchange. If the Company's common stock ceases to be listed for trading on the New York Stock Exchange, "Fair Market Value" shall mean the value determined in good faith by the Board.

L. COMPLIANCE WITH RULE 16B-3 AND SECTION 162(M).

         Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and avoid loss of the deduction referred to in paragraph (1) of
Section 162(m) of the Code. Anything in the Plan to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

M. DEFERRAL OF OPTION GAIN.


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         Participants in the Company's Deferred Compensation Plan, effective as of April 1, 1998 (the "Deferred Compensation Plan"), may be able to defer the gain, if any, upon exercise of options granted hereunder pursuant to and in accordance with the terms of the Deferred Compensation Plan. The Deferred Compensation Plan provides, among other things, that to defer any gain with respect to an option, the Exercise Price must be satisfied utilizing shares of the Company's common stock held at least six months prior to exercise. In the event any deferral election is made with respect to an option, if the optionee is unable to deliver the requisite number of shares of the Company's common stock to cover the full Exercise Price prior to the expiration of such option, the portion of the option that corresponds to the portion of the full Exercise Price not covered shall be forfeited.


N. FORM OF OPTION.

         Options shall be issued in substantially the same form as the Committee or the Board may approve.